Exhibit 99.1
Alphabet Announces Third Quarter 2020 Results
MOUNTAIN VIEW, Calif. – October 29, 2020 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended September 30, 2020.
“We had a strong quarter, consistent with the broader online environment,” said Sundar Pichai, Chief Executive Officer of Alphabet and Google. “It’s also a testament to the deep investments we’ve made in AI and other technologies, to deliver services that people turn to for help, in moments big and small.”
“Total revenues of $46.2 billion in the third quarter reflect broad based growth led by an increase in advertiser spend in Search and YouTube as well as continued strength in Google Cloud and Play,” said Ruth Porat, Chief Financial Officer of Alphabet and Google. “We remain focused on making the right investments to support long term sustainable value.”
Q3 2020 financial highlights
The following table summarizes our consolidated financial results for the quarters ended September 30, 2019 and 2020 (in millions, except for per share information and percentages; unaudited).

	Quarter Ended September 30,
	2019	2020
Revenues	$40,499	$46,173
Increase in revenues year over year	20%	14%
Increase in constant currency revenues year over year(1)	22%	15%

Operating income	$9,177	$11,213
Operating margin	23%	24%

Other income (expense), net	($549)	$2,146

Net income	$7,068	$11,247
Diluted EPS	$10.12	$16.40
(1)    Non-GAAP measure. See the table captioned “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” for more details.

Q3 2020 supplemental information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC) and number of employees
The following table summarizes our revenues, total TAC and number of employees.

	Quarter Ended September 30,
	2019	2020
Google Search & other	$24,741	$26,338
YouTube ads(1)	3,804	5,037
Google properties	28,545	31,375
Google Network Members' properties	5,251	5,720
Google advertising	33,796	37,095
Google Cloud	2,379	3,444
Google other(1)	4,050	5,478
Google revenues	40,225	46,017
Other Bets revenues	155	178
Hedging gains (losses)	119	(22)
Total revenues	$40,499	$46,173

Total TAC	$7,490	$8,166

Number of employees	114,096	132,121
(1)     YouTube non-advertising revenues are included in Google other revenues.
Segment operating results

	Quarter Ended September 30,
	2019	2020
Google operating income	$10,746	$12,589
Other Bets operating loss	($941)	($1,103)
Webcast and conference call information
A live audio webcast of our third quarter 2020 earnings release call will be available on YouTube at https://youtu.be/_EFJ_2QuRk4. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019, and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. All information provided in this release and in the attachments is as of October 29, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value per share amounts)

	As of December 31,	As of September 30,
	2019	2020
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,498	$20,129
Marketable securities	101,177	112,467
Total cash, cash equivalents, and marketable securities	119,675	132,596
Accounts receivable, net	25,326	24,925
Income taxes receivable, net	2,166	588
Inventory	999	835
Other current assets	4,412	5,425
Total current assets	152,578	164,369
Non-marketable investments	13,078	14,656
Deferred income taxes	721	972
Property and equipment, net	73,646	81,636
Operating lease assets	10,941	11,946
Intangible assets, net	1,979	1,520
Goodwill	20,624	20,870
Other non-current assets	2,342	3,274
Total assets	$275,909	$299,243
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,561	$4,391
Accrued compensation and benefits	8,495	8,747
Accrued expenses and other current liabilities	23,067	25,631
Accrued revenue share	5,916	6,030
Deferred revenue	1,908	2,302
Income taxes payable, net	274	1,099
Total current liabilities	45,221	48,200
Long-term debt	4,554	13,902
Deferred revenue, non-current	358	454
Income taxes payable, non-current	9,885	8,616
Deferred income taxes	1,701	1,973
Operating lease liabilities	10,214	10,984
Other long-term liabilities	2,534	2,194
Total liabilities	74,467	86,323
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 688,335 (Class A 299,828, Class B 46,441, Class C 342,066) and 677,724 (Class A 300,641, Class B 45,915, Class C 331,168) shares issued and outstanding	50,552	57,307
Accumulated other comprehensive income (loss)	(1,232)	46
Retained earnings	152,122	155,567
Total stockholders’ equity	201,442	212,920
Total liabilities and stockholders’ equity	$275,909	$299,243

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts; unaudited)

	Quarter Ended September 30,		Year to Date September 30,
	2019	2020	2019	2020
Revenues	$40,499	$46,173	$115,782	$125,629
Costs and expenses:
Cost of revenues	17,568	21,117	50,876	58,652
Research and development	6,554	6,856	18,796	20,551
Sales and marketing	4,609	4,231	12,726	12,632
General and administrative	2,591	2,756	6,722	8,221
European Commission fines	0	0	1,697	0
Total costs and expenses	31,322	34,960	90,817	100,056
Income from operations	9,177	11,213	24,965	25,573
Other income (expense), net	(549)	2,146	3,956	3,820
Income before income taxes	8,628	13,359	28,921	29,393
Provision for income taxes	1,560	2,112	5,249	4,351
Net income	$7,068	$11,247	$23,672	$25,042

Basic earnings per share of Class A and B common stock and Class C capital stock	$10.20	$16.55	$34.12	$36.69
Diluted earnings per share of Class A and B common stock and Class C capital stock	$10.12	$16.40	$33.83	$36.38
Number of shares used in basic earnings per share calculation	692,741	679,449	693,860	682,561
Number of shares used in diluted earnings per share calculation	698,199	685,851	699,677	688,381

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions; unaudited)

	Quarter Ended September 30,		Year to Date September 30,
	2019	2020	2019	2020
Operating activities
Net income	$7,068	$11,247	$23,672	$25,042
Adjustments:
Depreciation and impairment of property and equipment	2,732	3,289	7,774	9,366
Amortization and impairment of intangible assets	188	189	594	606
Stock-based compensation expense	2,624	3,195	8,149	9,768
Deferred income taxes	(239)	136	381	(280)
(Gain) loss on debt and equity securities, net	1,479	(2,015)	(2,399)	(3,055)
Other	(71)	206	(119)	875
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1)	(3,601)	25	(1,079)
Income taxes, net	185	(69)	210	469
Other assets	(611)	(233)	(787)	(592)
Accounts payable	57	420	(386)	(269)
Accrued expenses and other liabilities	1,853	2,990	2,927	891
Accrued revenue share	261	969	201	277
Deferred revenue	(59)	280	(149)	428
Net cash provided by operating activities	15,466	17,003	40,093	42,447
Investing activities
Purchases of property and equipment	(6,732)	(5,406)	(17,496)	(16,802)
Purchases of marketable securities	(36,244)	(40,821)	(80,968)	(104,932)
Maturities and sales of marketable securities	34,091	31,877	74,783	97,751
Purchases of non-marketable investments	(404)	(553)	(1,499)	(1,864)
Maturities and sales of non-marketable investments	91	125	297	598
Acquisitions, net of cash acquired, and purchases of intangible assets	(126)	(13)	(373)	(368)
Other investing activities	379	(406)	468	125
Net cash used in investing activities	(8,945)	(15,197)	(24,788)	(25,492)
Financing activities
Net payments related to stock-based award activities	(1,131)	(1,357)	(3,566)	(4,073)
Repurchases of capital stock	(5,696)	(7,897)	(12,298)	(23,245)
Proceeds from issuance of debt, net of costs	0	9,863	317	11,761
Repayments of debt	(145)	(61)	(538)	(2,043)
Proceeds from sale of interest in consolidated entities, net	18	(2)	202	2,462
Net cash provided by (used in) financing activities	(6,954)	546	(15,883)	(15,138)
Effect of exchange rate changes on cash and cash equivalents	(122)	35	(91)	(186)
Net increase (decrease) in cash and cash equivalents	(555)	2,387	(669)	1,631
Cash and cash equivalents at beginning of period	16,587	17,742	16,701	18,498
Cash and cash equivalents at end of period	$16,032	$20,129	$16,032	$20,129

Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended September 30, 2020
Net cash provided by operating activities	$17,003
Less: purchases of property and equipment	(5,406)
Free cash flow	$11,597
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues and the non-GAAP percentage change in constant currency revenues because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements and hedging activities, which are not indicative of our core operating results.

	Quarter Ended September 30, 2020
	YoY (using Q3'19's FX rates)	QoQ (using Q2'20's FX rates)
EMEA revenues (GAAP)	$13,924	$13,924
Exclude foreign exchange effect on Q3'20 revenues using Q3'19 rates	(250)	N/A
Exclude foreign exchange effect on Q3'20 revenues using Q2'20 rates	N/A	(605)
EMEA constant currency revenues (non-GAAP)	$13,674	$13,319
Prior period EMEA revenues (GAAP)	$12,565	$11,363
EMEA revenue percentage change (GAAP)	11%	23%
EMEA constant currency revenue percentage change (non-GAAP)	9%	17%

APAC revenues (GAAP)	$8,458	$8,458
Exclude foreign exchange effect on Q3'20 revenues using Q3'19 rates	1	N/A
Exclude foreign exchange effect on Q3'20 revenues using Q2'20 rates	N/A	(180)
APAC constant currency revenues (non-GAAP)	$8,459	$8,278
Prior period APAC revenues (GAAP)	$6,814	$6,945
APAC revenue percentage change (GAAP)	24%	22%
APAC constant currency revenue percentage change (non-GAAP)	24%	19%

Other Americas revenues (GAAP)	$2,371	$2,371
Exclude foreign exchange effect on Q3'20 revenues using Q3'19 rates	304	N/A
Exclude foreign exchange effect on Q3'20 revenues using Q2'20 rates	N/A	(35)
Other Americas constant currency revenues (non-GAAP)	$2,675	$2,336
Prior period Other Americas revenues (GAAP)	$2,290	$1,839
Other Americas revenue percentage change (GAAP)	4%	29%
Other Americas constant currency revenue percentage change (non-GAAP)	17%	27%

United States revenues (GAAP)	$21,442	$21,442
United States revenue percentage change (GAAP)	15%	19%

Hedging gains (losses)	$(22)	$(22)
Revenues (GAAP)	$46,173	$46,173
Constant currency revenues (non-GAAP)	$46,250	$45,375
Prior period revenues, excluding hedging effect (non-GAAP)(1)	$40,380	$38,146
Revenue percentage change (GAAP)	14%	21%
Constant currency revenue percentage change (non-GAAP)	15%	19%
(1)    Total revenues and hedging gains (losses) for the quarter ended September 30, 2019 were $40,499 million and $119 million, respectively. Total revenues and hedging gains (losses) for the quarter ended June 30, 2020 were $38,297 million and $151 million, respectively.
Non-GAAP constant currency revenues and percentage change: We define non-GAAP constant currency revenues as total revenues excluding the effect of foreign exchange rate movements and hedging activities, and we use it to determine the constant currency revenue percentage change on year-on-year and quarter-on-quarter basis. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging effect recognized in the current quarter. Constant currency revenue percentage change is calculated by determining the increase in current quarter non-GAAP constant currency revenues over prior period revenues, excluding any hedging effect recognized in the prior period.

Other income (expense), net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended
	September 30,
	2019	2020
Interest income	$631	$460
Interest expense	(23)	(48)
Foreign currency exchange gain (loss), net	41	(84)
Gain (loss) on debt securities, net	49	116
Gain (loss) on equity securities, net(1)(2)	(1,528)	1,899
Performance fees	227	(135)
Income (loss) and impairment from equity method investments, net	(14)	26
Other	68	(88)
Other income (expense), net	$(549)	$2,146
(1)Includes unrealized losses on equity investments that we hold. Fluctuations in the value of our investments could significantly contribute to the volatility of OI&E in future periods.
(2)All gains and losses, unrealized and realized, on equity security investments are recognized in OI&E. For Q3 2020, the net effect of the gain on equity securities of $1,899 million and the performance fees of $135 million increased the provision for income tax, net income, and diluted EPS by $370 million, $1,394 million, and $2.03, respectively.

Segment results
The following table presents our revenues, operating income (loss), stock-based compensation (SBC), capital expenditures, and depreciation, amortization, and impairment by segment (in millions; unaudited):

	Quarter Ended
	September 30,
	2019	2020
Revenues:
Google(1)	$40,225	$46,017
Other Bets	155	178
Hedging gains (losses)(1)	119	(22)
Total revenues	$40,499	$46,173

Operating income (loss):
Google(1)	$10,746	$12,589
Other Bets	(941)	(1,103)
Reconciling items(1)(2)	(628)	(273)
Total income from operations	$9,177	$11,213

Stock-based compensation(3):
Google	$2,470	$2,921
Other Bets	117	130
Reconciling items(4)	34	66
Total stock-based compensation	$2,621	$3,117

Capital expenditures:
Google	$7,228	$5,465
Other Bets	71	120
Reconciling items(5)	(567)	(179)
Total capital expenditures	$6,732	$5,406

Depreciation, amortization, and impairment:
Google	$2,837	$3,383
Other Bets	83	95
Total depreciation, amortization, and impairment	$2,920	$3,478
(1)Hedging gains (losses), which were previously included in Google revenues, are presented separately.
(2)Reconciling items are generally comprised of corporate administrative costs, hedging gains (losses) and other miscellaneous items that are not allocated to individual segments. Reconciling items for the quarter ended September 30, 2019 include a $554 million charge from a legal settlement.
(3)For purposes of segment reporting, SBC represents awards that we expect to settle in Alphabet stock.
(4)Reconciling items are primarily related to corporate administrative and other costs that are not allocated to individual segments.
(5)Reconciling items are related to timing differences of payments, as segment capital expenditures are on an accrual basis while total capital expenditures shown on the Consolidated Statements of Cash Flows are on a cash basis, and other miscellaneous differences.